SCHEDULE A

DEFJ, LLC Limited

Name	Title	Present Occupation	Present Business Address	Citizenship
Yu Ying Choi, Alan Abel	Manager	Deputy Chairman of CK Life Sciences Int'l., (Holdings) Inc.	2 Dai Fu Street, Tai Po Industrial Estate, Hong Kong	British
Lee Yuen, Lance Richard	Manager	Vice President and Chief Executive Officer of CK Life Sciences Int’l., (Holdings) Inc.	2 Dai Fu Street, Tai Po Industrial Estate, Hong Kong	Canadian
Toh Kean Meng, Melvin	Manager	Vice President, Chief Scientific Officer of CK Life Sciences Int’l., (Holdings) Inc.	2 Dai Fu Street, Tai Po Industrial Estate, Hong Kong	Singaporean
Wong Wun Lam	Manager	Vice President, Chief Financial Officer of CK Life Sciences Int’l., (Holdings) Inc.	2 Dai Fu Street, Tai Po Industrial Estate, Hong Kong	Canadian

CK Life Sciences Int’l., (Holdings) Inc.

Name	Title	Present Occupation	Present Business Address	Citizenship
Li Tzar Kuoi, Victor	Director	Chairman of CK Life Sciences Int’l., (Holdings) Inc.	7/F, Cheung Kong Center, 2 Queen’s Road Central, Hong Kong	Hong Kong, China
Kam Hing Lam	Director	President of CK Life Sciences Int’l., (Holdings) Inc.	7/F, Cheung Kong Center, 2 Queen’s Road Central, Hong Kong	Hong Kong, China
Ip Tak Chuen, Edmond	Director	Senior Vice President and Chief Investment Officer of CK Life Sciences Int’l., (Holdings) Inc.	7/F, Cheung Kong Center, 2 Queen’s Road Central, Hong Kong	Hong Kong, China
Yu Ying Choi, Alan Abel	Director	Deputy Chairman of CK Life Sciences Int’l., (Holdings) Inc.	2 Dai Fu Street, Tai Po Industrial Estate, Hong Kong	British
Lee Yuen, Lance Richard	Director	Vice President and Chief Executive Officer of CK Life Sciences Int’l., (Holdings) Inc.	2 Dai Fu Street, Tai Po Industrial Estate, Hong Kong	Canadian
Toh Kean Meng, Melvin	Director	Vice President, Chief Scientific Officer of CK Life Sciences Int’l., (Holdings) Inc.	2 Dai Fu Street, Tai Po Industrial Estate, Hong Kong	Singaporean
Eirene Yeung	Company Secretary	Company Secretary of CK Life Sciences Int’l., (Holdings) Inc.	7/F, Cheung Kong Center, 2 Queen’s Road Central, Hong Kong	Hong Kong, China
Tulloch, Peter Peace	Director	Non-executive Director of CK Life Sciences Int’l., (Holdings) Inc.	7/F, Cheung Kong Center, 2 Queen’s Road Central, Hong Kong	Australian
Kwok Eva Lee	Director	Independent Non-executive Director of CK Life Sciences Int’l., (Holdings) Inc.	7/F, Cheung Kong Center, 2 Queen’s Road Central, Hong Kong	Canadian
Kwan Kai Cheong	Director	Independent Non-executive Director of CK Life Sciences Int’l., (Holdings) Inc.	7/F, Cheung Kong Center, 2 Queen’s Road Central, Hong Kong	Australian
Tighe, Paul Joseph	Director	Independent Non-executive Director of CK Life Sciences Int’l., (Holdings) Inc.	7/F, Cheung Kong Center, 2 Queen’s Road Central, Hong Kong	Australian
Roberts, Donald Jeffrey	Director	Independent Non-executive Director of CK Life Sciences Int’l., (Holdings) Inc.	7/F, Cheung Kong Center, 2 Queen’s Road Central, Hong Kong	Canadian